UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (July 12, 2021)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street	Jasper,	Indiana	47546-2256
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2021, the Compensation and Governance Committee of the Board of Directors (the “Committee”) of Kimball International, Inc. (the “Company”) approved the Executive Annual Cash Incentive Plan (the “Plan”) effective as of July 1, 2021. The Plan covers the executive officers of the Company and replaces and supersedes the 2019 Annual Cash Incentive Plan for these participants.

The Plan includes the following changes from the 2019 Annual Cash Incentive Plan:

•Eliminated provisions that were specific to Section 162(m) of the Internal Revenue Code that no longer apply, including the list of performance measures that may be used from year to year, allowing the Committee to choose the appropriate measure each performance period, and the timing requirement for the Committee to set the performance goals.
•Adjusted the payout cap under the Plan to be based on a percentage of the participant's target incentive compared to the previous plan that was based on a percentage of the participant's base salary. The payout cap under the new Plan is up to 200% of the target incentive.
•Eliminated the reference under the Cash Incentive Payments section regarding payment if an employee retires and has reached the age of 55 and has a combination of age plus years of service equal to or greater than 75 because this is covered in the executive officer's employment agreement.

This summary is not intended to be complete and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 10(a) and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2021, the Board of Directors (the “Board”) of the Company approved an amendment to Article V, Section 2 of its Restated By-laws to provide that the classes and terms of office of the Board shall not be governed by Indiana Code Section 23-1-33-6(c), a provision of the Indiana Business Corporation Law (the “IBCL”) that would, absent this election by the Board, require the Company to maintain a classified Board of Directors. Public companies incorporated in Indiana were previously only permitted to opt out of this provision of the IBCL during a 30-day period in 2009 or within 30 days of when the company's shares were registered under Section 12 of the Securities Exchange Act of 1934. However, pursuant to legislation adopted effective as of July 1, 2021, companies may now opt out of this provision of the IBLC at any time by the Board adopting a by-law expressly stating such.

The Restated By-laws are effective as of July 12, 2021. This amendment to the Restated By-laws does not affect the current classified structure of the Board.

This summary is not intended to be complete and is qualified in its entirety by reference to the Company’s Restated By-laws, as amended, which are attached hereto as Exhibit 3(b) and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
3(b)	Restated By-laws of the Company, reflecting the amendment effective as of July 12, 2021
10(a)	Executive Annual Cash Incentive Plan, effective as of July 1, 2021
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Mark W. Johnson
MARK W. JOHNSON Chief Legal and Governance Officer and Corporate Secretary
Date: July 16, 2021

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